Exhibit 10.11

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO FUNDING AGREEMENT

This First Amendment to Funding Agreement (this “Amendment”) is made and entered into as of October 11, 2018 (the “First Amendment Effective Date”), by and between Dermavant Sciences GmbH, a company organized under the laws of Switzerland (“Dermavant”), and NovaQuest Co-Investment Fund VIII, L.P. a limited partnership organized under the laws of Delaware, with a place of business at 4208 Six Forks Road, Suite 920 Raleigh, NC 27609 (“NovaQuest”).

INTRODUCTION

A. Dermavant and NovaQuest previously entered into that certain Funding Agreement as of July 10, 2018 (the “Agreement”).

B. The Agreement provides that, among other things, in exchange for the NovaQuest Expense Sharing Payment, Dermavant will pay NovaQuest specified Quarterly Interest Payments and Sales Milestone Interest Payments.

C. The Parties wish to amend the Agreement to provide for (i) the making of an additional expense sharing payment by NovaQuest, (ii) an increase to the Quarterly Interest Payments and Sales Milestone Interest Payments commensurate with the additional expense sharing payment, and (iii) certain other modifications to effect the foregoing.

NOW, THEREFORE, the parties agree as follows:

1. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment. The Agreement is hereby amended as follows:

a.	The definition of “Closing” is amended in its entirety to read as follows:

““Closing” has the meaning set forth in Section 2.3(a) (Closing).”

b.	A new defined term “First Subsequent Closing” is added between the definitions of “FDA” and “Fiscal Quarter” and reads as follows:

““First Subsequent Closing” has the meaning set forth in Section 2.3(b) (Closing).”

c.	The definition of “Non-Technical Termination Payment” is amended in its entirety to read as follows:

““Non-Technical Termination Payment” means (i) one hundred million dollars ($100,000,000), plus an amount equal to the Applicable Rate (compounded annually), starting on the Closing Date and ending on the date on which such Non-Technical Termination Payment is delivered to NovaQuest in accordance with Section 3.2(c)(iii) (Effect of Program Termination) plus (ii) seventeen million, five hundred thousand dollars ($17,500,000), plus an amount equal to the Applicable Rate (compounded annually), starting on the first Subsequent Closing Date and ending on the date on which such Non- Technical Termination Payment is delivered to NovaQuest in accordance with Section 3.2(c)(iii) (Effect of Program Termination), minus (iii) any amounts paid to NovaQuest pursuant to Section 4.1(a)(Quarterly Interest Payments) on or prior to the date on which such Non-Technical Termination Payment is delivered to NovaQuest.”

d.	A new defined term “NovaQuest First Subsequent Closing Expense-Sharing Payment” is added between the definitions “NovaQuest Expense Sharing Payment” and “NovaQuest Indemnitees” and reads as follows:

““NovaQuest First Subsequent Closing Expense Sharing Payment” means seventeen million, five hundred thousand dollars ($17,500,000).”

e.	The definition of “Quarterly Interest Payment” is amended in its entirety to read as follows:

““Quarterly Interest Payment” means an amount equal to six and one-fourth percent (6.25%) of the sum of the NovaQuest Expense Sharing Payment plus the NovaQuest First Subsequent Closing Expense Sharing Payment.”

f.	The definition of “Sales Milestone Interest Payment” is amended in its entirety to read as follows:

““Sales Milestone Interest Payment” means an amount equal to thirty percent (30%) of the sum of the NovaQuest Expense Sharing Payment plus the NovaQuest First Subsequent Closing Expense Sharing Payment.”

g.	A new defined term “Subsequent Closing” is added between the definitions “Solely Ex-U.S. License Agreement” and “Successful Completion” and reads as follows:

““Subsequent Closing” has the meaning set forth in Section 2.3(b) (Subsequent Closings).”

h.	A new defined term “Subsequent Closing Date” is added after the new defined term “Subsequent Closing” and reads as follows:

“Subsequent Closing Date” means the date on which a Subsequent Closing actually occurs.

i.	Section 2.1 is amended in its entirety to read as follows:

“2.1 Subject to the terms and conditions hereof, solely with respect to the Program, NovaQuest shall pay Dermavant the NovaQuest Expense-Sharing Payment and the NovaQuest First Subsequent Closing Expense-Sharing Payment in exchange for the Quarterly Interest Payments and the right to receive Sales Milestone Interest Payments (when and if earned) from Dermavant as set forth herein.”

j.	Section 2.2 is amended in its entirety to read as follows:

“2.2 Dermavant accepts and acknowledges that NovaQuest is agreeing, on the terms and conditions set forth in this Agreement, only to make the NovaQuest Expense-Sharing Payment and the NovaQuest First Subsequent Closing Expense-Sharing Payment and is not assuming any liability or obligation of Dermavant.”

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

k.	Section 2.3 (Closing) is amended in its entirety to read as follows: “2.3

Initial Closing and Subsequent Closings

a.

Initial Closing. The initial closing of the transactions contemplated by this Agreement (the “Closing”) will take place promptly (and in any event within [***]) following satisfaction of the conditions set forth in Section 2.4 (Closing Conditions). At the Closing, (a) NovaQuest will deliver the NovaQuest Expense-Sharing Payment and (b) Dermavant and NovaQuest will each deliver duly executed copies of the Security Agreements [***].

b.

Subsequent Closings. Any additional closing to which the Parties mutually agree in writing (each, a “Subsequent Closing”) will take place promptly following Dermavant’s delivery to NovaQuest of an Officer’s Certificate, executed by an officer of Dermavant, certifying that the representations and warranties set forth in Section 7.1 (Dermavant’s Representations and Warranties) are true and correct in all material respects as of the applicable Subsequent Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except with respect to representations and warranties qualified by the term “material” or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the applicable Subsequent Closing Date). At the first of such closings (the “First Subsequent Closing”), NovaQuest will deliver the NovaQuest First Subsequent Closing Expense-Sharing Payment.”

l.	The equation in Section 3.2(c)(ii) (Effect of Program Termination) that determines the amount of a Technical Failure Termination Payment is amended to read as follows:

“Technical Failure Termination Payment = $47,000,000 – ($3,916,666 * n)”

m.	The parenthetical that reads “(up to an aggregate of [***])” in the first paragraphs of each of Section 4.1(a)(i)(1) (AD Payments) and 4.1(a)(ii)(1) (Psoriasis Payments) is amended to read as follows:

“(up to an aggregate of eighty-eight million, one hundred twenty-five thousand dollars ($88,125,000))”

3. Full Force and Effect; Conflict. Except as amended hereby, the Agreement shall remain in full force and effect. If any conflict exists between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment shall govern and control.

4. Dermavant’s Representation Regarding Interim Covenants. Except as otherwise contemplated by the Agreement, including the consummation of the transactions contemplated under the APA, between the Effective Date and the First Amendment Effective Date, Dermavant has conducted its operations in a manner that has not materially impaired its ability to perform its obligations under the Agreement. Except as otherwise contemplated by the Agreement, Dermavant has not, without the prior consent of NovaQuest, sold, transferred, licensed, encumbered or otherwise disposed of any assets or rights purchased under the APA or any interest therein.

5. Miscellaneous. Sections 6.3(ii) (NovaQuest Disclosures), 11.1 (Governing Law) through 11.10 (Waiver), 11.12 (Third Party Beneficiaries) through 11.13 (Interpretation), and 11.15 (No Implied Licenses) through 11.18 (Remedies) of the Agreement shall apply to this Amendment mutatis mutandis.

[Signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Funding Agreement as of the date first written above.

Dermavant Sciences GmbH

By:	/s/ Sascha Bucher
Name:	Sascha Bucher
Title:	VP, Head of Global Transactions

NOVAQUEST CO-INVESTMENT FUND VIII, L.P.

By:	NQ POF V GP (Delaware), LLC

By:	NQ POF V GP, L.P., its sole member

By:	NQ POF V GP, Ltd., its general partner

By:	/s/ John L. Bradley Jr.
Name:	John L. Bradley Jr.
Title:	Director

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.